Exhibit 32
WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
The undersigned hereby certify that the Annual Report on Form 10-K for the year ended December 31, 2021 filed by Choice Hotels International, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.
Dated: February 24, 2022

/s/ Patrick S. Pacious
Patrick S. Pacious
Chief Executive Officer and President

/s/ Dominic E. Dragisich
Dominic E. Dragisich
Chief Financial Officer